UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

LARGE SCALE BIOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS.

On June 19, 2006, Large Scale Biology Corporation, and certain of its subsidiaries, including Large Scale Bioprocessing Inc. and Predictive Diagnostics Inc., filed a First Amended Disclosure Statement (the “Disclosure Statement”) and First Amended Joint Plan of Liquidation (the “Plan”) with the United States Bankruptcy Court for the Eastern District of California (the “Court”). On June 20, 2006, the Court filed an order (the “Order”) (1) approving the Disclosure Statement, (2) fixing July 20, 2006 as the last day for filing written acceptances or rejections of the Plan, (3) ordering that on or before June 26, 2006, the Plan, the Disclosure Statement and a ballot shall be mailed to creditors, equity security holders and other parties in interest, (4) fixing July 31, 2006 at 11:00 a.m. as the date and time for the hearing regarding confirmation of the Plan and (5) fixing July 24, 2006 as the last day for filing and serving written objections to confirmation of the Plan. A copy of the Plan is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Copies of the Disclosure Statement and the Order are attached hereto as Exhibits 99.1 and 99.2, respectively and are incorporated herein by reference.

The Disclosure Statement, Plan, Order, ballot and other documents filed with the Court in connection with the bankruptcy (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed by going to the webpage established by the Corporation’s bankruptcy counsel, www.ffwplaw.com, and clicking on the “Cases” link, and then clicking on the “Large Scale Biology Corporation” case link. The information set forth on the foregoing website shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1	Debtors’ First Amended Joint Plan of Liquidation
99.1	First Amended Disclosure Statement to Debtors’ First Amended Joint Plan of Liquidation
99.2	Order Approving First Amended Disclosure Statement and Fixing Time for Filing Objections and Acceptances or Rejections of Plan, Combined with Notice Thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: June 26, 2006	By:	/s/ Robert L. Erwin
Robert L. Erwin, Chairman of the Board